                                                                EXHIBIT 10.17


                           OAK RIDGE TECHNICAL CENTER



LEASE AGREEMENT

This lease ("Lease"), dated, for reference purposes only December 15, 2004 is made by and between Oak Ridge Technical Center Partners-One, LP, ("Landlord") whose address for purposes hereof is c/o Cowperwood Company, 245 Commerce Green Blvd., Suite 140, Sugar Land, TX 77478, and IPIX Corporation, ("Tenant"). Tenant's address for purposes hereof until commencement of the term of this Lease is 1009 Commerce Park Drive, Suite 400, Oak Ridge, Tennessee 37830 and thereafter shall be Suite No. 100 in the Building (hereinafter defined) located at 1055 Commerce Park Drive, Oak Ridge, Tennessee 37830. This Lease is subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of said performance.

1. INTRODUCTORY PROVISIONS. The Lease provisions and definitions set forth in this Section 1. in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and other provisions of this Lease, the latter shall control.


    1.a. LANDLORD'S NAME AND ADDRESS:       Oak Ridge Technical Center Partners-One, L.P.
                                            c/o Cowperwood Company
                                            245 Commerce Green Blvd.
                                            Suite 140
                                            Sugar Land, Texas 77478

    1.b. TENANT'S NAME AND ADDRESS
         UPON LEASE COMMENCEMENT:           IPIX Corporation
                                            -----------------------------------
                                            1009 Commerce Park Drive
                                            -----------------------------------
                                            Suite 400
                                            -----------------------------------
                                            Oak Ridge, TN 37830
                                            -----------------------------------

    1.c. BUILDING:                          Oak Ridge Technical Center Partners One, LP.
                                            1055 Commerce Park Drive
                                            Oak Ridge, TN 37830
                                            Containing approximately 35,1001 sq. ft. of NRA

    1.d. PREMISES:                          19,7652 square feet of NRA designated as Suite 100.

    1.e. PARKING:                           # of Surface Parking Spaces: 4.5/1000

    1.f. PERMITTED USE:                     Office Area and ancillary uses, including
                                            labs and light assembly

    1.g. PRIMARY TERM:                      Five (5) Years
                                            --------------

    1.h. TENANT'S PRO RATA SHARE:           56.3106%
                                            --------

    1.i. BASE ANNUAL RENTAL RATE:           Year 1 = $15.82 per net rentable sq. ft.
                                            -----------------------------------------
                                            Year 2 = $16.07 per net rentable sq. ft.
                                            -----------------------------------------
                                            Year 3 = $16.32 per net rentable sq. ft.
                                            -----------------------------------------
                                            Year 4 = $16.57 per net rentable sq. ft.
                                            ----------------------------------------
                                            Year 5 = $16.82 per net rentable sq. ft.
                                            -----------------------------------------



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


   1.j. BASE YEAR OPERATING EXPENSE:       Expense Stop of $6.27/ sq. ft.
                                           ------------------------------
                                           of NRA included in the Base Annual
                                           -----------------------------------
                                           Rental Rate
                                           -----------

   1.k. SECURITY DEPOSIT:                  NONE
                                           ----

   1.l. RENTAL CONCESSIONS:                2.5 months rental abatement totaling $65,142.15
                                           -----------------------------------------------


2. PREMISES. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord certain premises ("Premises") in the building known as Oak Ridge Technical Center One ("Building"). The Building is situated on real property located in Anderson County, Tennessee, which real property is more particularly described in the attached Exhibit D. The Premises are shown on the attached Exhibit B, which exhibit also depicts the Premises in relation to the Building's floor plan for the floor occupied by Tenant. The net rentable area for the Premises has been established using the current Building Owners and Managers Association International ANSI Z 65.1 method of measurement, Copyright 1990 ("BOMA Method") and is stipulated by the parties to be 19,765 net rentable square feet of office space as of the Commencement Date (hereinafter defined).

3. TERM, RENEWAL, TERMINATION.

         3.a. The term ("Term") of this Lease shall be five (5) years, commencing on the "Commencement Date," which shall be the earlier of (a) the date on which Tenant begins to actually occupy all or any portion of the Premises for the Permitted Use or (b) the date a certificate of occupancy issues with respect to the tenant improvements described in Addendum A. If the Commencement Date has not occurred by June 1, 2005, through no fault of Tenant, Tenant shall have the right to terminate the Lease upon written notice to Landlord, in which event the Lease shall be null and void and neither party shall have further liability to the other, such right to terminate being Tenant's sole remedy in those circumstances.

         3.b. PRE-COMMENCEMENT ACCESS. Tenant shall be permitted to enter the Premises at least three weeks prior to the Commencement Date, without any obligation to pay rent, for the purpose of installing furniture, communications system, fixtures, and special leasehold improvements. Such installation shall be coordinated with Landlord's Construction Manager.

         3.c. Landlord and Tenant will, at the request of either, execute a declaration specifying the Commencement Date. Rental under this Lease shall not commence until the Commencement Date.

         3.d. OPTION TO RENEW. Landlord hereby grants Tenant the option to renew the Lease for three (3) additional three (3) year terms, with the Annual Base Rental Rate for the Renewal Term (Renewal Rate) to be 95% of the fair market rental rate, which shall be based on the then comparable rates for comparable office space located in Commerce Park, Oak Ridge, Tennessee. In no event will the Renewal Rate during the first three year Renewal Term be less than $16.00 per net rentable square foot. In no event will the Renewal Rate during the second and third Renewal Term(s) be less than the Base Annual Rental Rate per net rentable square foot for the year immediately preceding the commencement of the Renewal Term (the "Prior Year Rental Rate"). Tenant shall receive a new Operating Expense Stop (Renewal Term Operating Expense Stop) at the commencement of the Renewal Term. The Renewal Term Operating Expense Stop shall be equal to actual operating expenses paid by Landlord (i.e., grossed up to 95% occupancy) for the calendar year immediately preceding the commencement of the Renewal Term. To accept this option, Tenant shall notify Landlord in writing not less than six (6) months prior to the expiration date of the initial lease term (or the then current Renewal Term), and Landlord shall notify Tenant of the fair market rate for such Renewal Term, and provide substantiation therefor. In the event Landlord and Tenant are not able to agree on the fair market rate within thirty (30) days, such fair market rate shall be determined by arbitration conducted by the American Arbitration Association pursuant to its Commercial Arbitration Rules and shall be conducted on an expedited basis pursuant to its Expedited Basis Rules. The arbitration shall be binding on the parties, provided, however, that if the award is a Renewal Rate which is less than the Prior Year Rental Rate, the

Renewal Rate shall be equal to the Prior Year Rental Rate. The Renewal Rate during the arbitration shall be the Prior Year Rental Rate. If the award is for a Renewal Rate which is greater than the Prior Year Rental Rate, Tenant shall pay the difference in rent which accrued during the arbitration period to Landlord within 30 days of the award and shall commence paying at the awarded Renewal Rate on the first of the month next following the award.

         3.e. OPTION TO TERMINATE. Landlord hereby grants Tenant a ONE-TIME right to terminate this Lease at the end of the third (3rd) year of the Lease Term. To exercise this right, Tenant shall provide Landlord with not less than six (6) months prior written notice of its intent to exercise such right and shall pay to Landlord all unamortized Tenant Improvement Costs and brokerage fees. Landlord shall provide a final cost statement upon completion of Tenant Improvements. Such cost statement shall set forth the sum of the actual final cost of the project, plus Landlord's markup for overhead and profit, plus brokerage fees, which sum shall be amortized over the five-year lease term at 6.5% annual interest rate.

4. POSSESSION.

         4.a. If the Commencement Date has not occurred by June 1, 2005 and such failure was solely the result of acts or omissions of Tenant or its agents, Tenant's obligations under this Lease shall commence on the date a certificate of occupancy could have been issued with respect to the improvements described in Addendum A, but for Tenant's sole delay.

         4.b. Tenant shall have fifteen (15) days following the Commencement Date to notify Landlord in writing setting forth specifically any construction work which Landlord had agreed in writing to cause to be performed within the Premises and which has been omitted or is deficient through no fault or request of Tenant or its agents. Upon receipt of such written notice, Landlord shall cause such specified omitted work to be completed within thirty (30) days. Occupation of all or any portion of the Premises by Tenant shall be conclusive evidence that the Premises are in satisfactory condition and acceptable to Tenant, subject to latent defects and the omissions and deficiencies so listed in writing as specified above.

5. ANNUAL BASE RENTAL. During the Term, Tenant shall pay a base annual rental ("Annual Base Rent") amount scheduled as follows:

              YEAR 1: $15.82 per net rentable square foot, Annual Rent of Three hundred and twelve thousand six hundred and eighty-two. and 30/00 Dollars, payable by Tenant in equal monthly installments of Twenty-six thousand and fifty-six and 86/00 Dollars ($26,056.86) (Monthly Base Rent) commencing upon the Commencement Date, but such total amount and commencement of payment subject to the provisions of 5.a. below detailing the rental concession granted hereunder.

              YEAR 2: $16.07 per net rentable square foot, Annual Base Rent of Three hundred seventeen thousand six hundred twenty three and 55/00 Dollars ($317,623.55), payable by Tenant in equal monthly installments of Twenty-six thousand four hundred sixty-eight and 63/00 Dollars ($26,468.63) (Monthly Base Rent).

              YEAR 3: $16.32 per net rentable square foot, Annual Base Rent of Three hundred twenty-two thousand five hundred sixty-four and 80/00 Dollars ($322,564.80), payable by Tenant in equal monthly installments of Twenty-six thousand eight hundred eighty and 40/00 Dollars ($26,880.40) (Monthly Base Rent).

              YEAR 4: $16.57 per net rentable square foot, Annual Base Rent of Three hundred twenty-seven thousand five hundred six and 86/00 Dollars ($327,506.05), payable by Tenant in equal monthly installments of Twenty-seven thousand two hundred ninety-two and 17/00 Dollars ($27,292.17) (Monthly Base Rent).

              YEAR 5: $16.82 per net rentable square foot, Annual Base Rent of Three hundred thirty-two thousand four hundred forty-seven and 30/00 Dollars ($332,447.30), payable by Tenant in equal monthly installments of Twenty-seven thousand seven hundred three and 94/00 Dollars ($27,703.94) (Monthly Base Rent).

Each installment payment of Annual Base Rent shall be paid in advance and without demand by a check delivered by the first business day of each month to Landlord at the address set out in Article 1, above, or such other address as may be designated by Landlord in writing from time to time.

Landlord will invoice Tenant for each installment of Annual Base Rent prior to the first of each month, but the installment of Annual Base Rent is at all times due and payable without demand or invoice. Installment payments of Annual Base Rent are considered late after the 10th of each month. All past due installments of Annual Base Rent shall bear interest at the maximum lawful rate per annum permitted by the State of Tennessee (not to exceed the prime rate plus 3%) from the due date until paid. Rent for any partial month shall be prorated and paid in advance.

         5.a. RENTAL CONCESSION. Landlord herby grants Tenant a "rental concession" in the form of 2.5 months of rental abatement, which rental concession equates to $65,142.15 (19,765 RSF x $15.82/RSF /12 x 2.5 months). Landlord has agreed to permit Tenant to extend occupancy in their current lease space in the Oak Ridge Technical Center Four Building (ORTC4 Building) paying NO rent beyond their current lease expiration date of January 31, 2005 until 5 business days after the Commencement Date in the Oak Ridge Technical Center One Building (ORTC1 Building). The value of the extended occupancy in the ORTC4 Building is 12,793 RSF x $14.83/RSF x number of months (calculated as to partial months on a per diem due basis) Tenant remains in current space beyond their lease expiration date and shall be deducted or offset against the value of the rental concession for the ORTC1 Building. By way of example only: If IPIX remains in their current lease space in the ORTC4 Building until February 28th, 2005, the value of the extended occupancy period rent would be $15,810.02 (12,793RSF x $14.83/RSF /12). Thus the value of the rental concession in the ORTC1 Building would be reduced to $49,332.13 (i.e. $65,142.15 - $15,810.02).
Rent abatement shall be applied against Annual Base Rent first due and owing. In no event shall the value of the extended occupancy in the ORTC4 Building be deemed to exceed $65,142.15.

6. ADDITIONAL ANNUAL RENT.

         6.a. DEFINITIONS. For the purposes of this Section 6.

                  1) ADDITIONAL ANNUAL RENT. Annual Additional Rent is Tenant's Pro Rata Share of actual Operating Expenses for the prior calendar year reduced by the product of the Expense Stop multiplied by 19,765 square feet, except that Landlord will place a CAP of 4% per year over each preceding year of the Lease Term, on the increase of the Controllable Operating Expenses of the Building, excluding however, any increase in the Uncontrollable Operating Expenses, for which Tenant will always pay its full Pro Rata Share of such increases, even if such increases are greater than 4% over the previous year's costs.

                  2) BASE YEAR. The calendar year in which the Lease commences.

                  3) CONTROLLABLE OPERATING EXPENSES, Controllable Operating Expenses are all Operating Expenses but for Uncontrollable Operating Expenses.

                  4) BUILDING. Building shall mean collectively, the Building, the Premises, all common areas, the parking area, the land described in Exhibit A, and any other improvements on said land.

                  5) EXPENSE STOP. Tenant's Annual Base Rent includes a component applicable to the Operating Expenses equal to $6.27 per net rentable square foot, which component is hereinafter referred to as the "Expense Stop." The Expense Stop is an estimate of the Operating Expenses of the Building (grossed up to 95% occupancy) as of December 15, 2004, and is the sum of (a) $1.25 per net rentable square foot for electricity and gas serving the Premises plus (b) $5.02 per net rentable square foot for all other Operating Expenses.

                  6) MONTHLY ESTIMATED ADDITIONAL RENT. Monthly Estimated Additional Rent is the quotient of (a) Additional Annual Rent for the current calendar year divided by (b) the number of complete months remaining in the current calendar year following the month in which Tenant receives Landlord's Annual Statement.

                  7) PRO RATA SHARE. Tenant's Pro Rata share is defined as the ratio of the net rentable square footage of the Leased Premises to the total net rentable square footage of the Building. In this Lease, the total net rentable square footage of the Building is 35,100 square feet and Tenant's Pro Rata share is 56.3106% subject to increase or decrease in the rentable square footage of the Leased Premises.

                  8) SUBSEQUENT YEAR. Any calendar year following the Base Year.

                  9) UNCONTROLLABLE OPERATING EXPENSES. Uncontrollable Operating Expenses are Landlord's costs for taxes, insurance and utilities.

                  10) OPERATING EXPENSES. "Operating Expenses" as said term is used herein shall consist of all reasonable and customary expenses of the Building (as defined above) which shall be computed on the accrual basis and shall consist of all expenditures by Landlord to maintain all facilities in operation from the beginning of the term of this lease and such additional facilities in subsequent years as may be reasonably determined by Landlord to be necessary. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. All operating expenses shall be "grossed up" to 95% occupancy for the 2005 Base Year and all subsequent lease years during the term.

         The term "Operating Expenses" as used herein shall mean all reasonable and customary expenses, costs and disbursements (but not replacement of capital investment items, new capital investment items, or specific costs especially billed to specific Tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the operation of the Building, including, but not limited to, the following:

                           a) Reasonable wages and salaries of all employees
engaged in the operation and maintenance, or access control, of the Building and personnel who may provide traffic control relating to Ingress and egress to and from the parking area to the adjacent streets. All wages, taxes, insurance and benefits relating to employees providing these services, to the extent such apply to operating and maintaining of the Building, shall be included.

                           b) All supplies, tools, equipment, and materials used
in operation and maintenance of the Building.

                           c) Costs of all utilities and taxes thereon,
including the cost of water and power, heating, lighting, air conditioning and ventilating the Building.

                           d) Reasonable cost of all maintenance and service
agreements for the Building and the equipment therein, including, but not limited to, security/fire alarm service, HVAC service, window cleaning, and janitorial service including equipment, uniforms, supplies and sundries.

                           e) Cost of all reasonable insurance relating to the
Building (excluding terrorism insurance unless the same has been included in the expenses for the Base Year), including, but not limited to, the cost of casualty, rental abatement (to supplement loss of rents that may occur after property damage while premises is being restored) and personal injury and property liability insurance applicable to the Building and Landlord's personal property used in connection therewith.

                           f) All real estate taxes, assessments and other
 charges and all non-capital improvement assessments and governmental charges, whether federal, state county or municipal and whether they be by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building and its operation, together with the allocation paid by the Landlord of such taxes, assessments, and charges attributable to the tracts of land designated by Landlord as common area for the benefit of occupants of the Building. Tenant will promptly pay any increase in ad valorem taxes resulting from Tenant's personal property and form the value of Tenant's leasehold improvements to the extent that same exceed Building standard allowances.

                           g) Cost of repairs and general maintenance of the
Building.

                           h) Amortization of the cost of installation of
capital investment items which are for the purpose of reducing operation costs (to the extent of any reduction thereby achieved) or which may be required by governmental authority (as a result of changes of law after the Lease Commencement Date) and will reduce operation costs.

                           i) Reasonable landscape maintenance costs for the
Building and the tracts of land designated by Landlord as common area for the benefit of occupants of the Building.

                           j) Any lease payments made by Landlord for any
equipment (i.e., personal property only) used in the operation and maintenance of the Building.

                           k) Legal, architectural or engineering fees incurred
directly in connection with services required to be provided by Landlord to its tenants and Landlord's central accounting costs applicable to the Building.

                           l) Management fees paid to the manager of the
Building (who may be Landlord or a person or entity related to or affiliated with Landlord) equal to a maximum of four percent (4)% of the gross income received by Landlord in connection with the Building.

                           m) All assessments and charges imposed against the
Building under any private covenant, restriction or easement agreement.

                  11) OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything in this Lease to the contrary, the following expenses are excluded from Building Operating Expenses:

                           a) Repairs or other work occasioned by fire,
windstorm or other insurable casualty or condemnation to the extent such expense is actually covered by the insurance proceeds or the condemnation award, as the case may be.

                           b) Leasing commissions, attorney's fees, costs and
disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants.

                           c) Expenses incurred in renovating or otherwise
improving or decorating, painting or redecorating space for tenants or other occupants or vacant space.

                           d) Landlord's costs of electricity and other services
sold to tenants and for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the basic rent payable under the lease with such tenant.

                           e) Except as otherwise provided above, costs incurred
by Landlord for alterations, repairs or replacements which are considered capital expenditures under generally accepted accounting principles.

                           f) Expenses in connection with services or other
benefits of a type which are not provided Tenant but which are provided to another tenant or occupant.

                           g) Costs incurred due to violation by Landlord or any
tenant of the terms and conditions of any lease.

                           h) Overhead and profit increment paid to subsidiaries
or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate.

                           i) Interest on debt or amortization payments on any
mortgage or mortgages, and rental under any ground or underlying leases or lease.

                           j) Any compensation paid to clerks, attendants, or
other persons in commercial concessions operated by Landlord.

                           k) Advertising and promotional expenditures.

                           l) Expenses for the replacement of any item covered
under warranty.

                           m) Cost to correct any penalty or fine incurred by
Landlord due to Landlord's violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Landlord of any operating expenses.

                           n) Landlord's general corporate overhead and
administrative expenses, except if it is solely for the Building.

                           o) Interest or penalties arising by reason of
Landlord's failure to timely pay any Operating Expenses.

         6.b. Tenant agrees to pay Landlord Additional Annual Rent beginning on January 1 of the year following the Base Year, and for each Subsequent Year (or part of one) during the Term of this Lease in accordance with the following:

                  1) Tenant agrees to pay to Landlord the Monthly Estimated Additional Rent on the first day of each month remaining in the applicable calendar year, which Monthly Estimated Additional Rent is paid by Tenant toward Tenant's Additional Annual Rent obligation for the calendar year in which the Monthly Estimated Additional Rent payment is paid;

                  2) Within 90 days after the end of each calendar year (and the Termination Date, if it is not the last day of a calendar year), Landlord will deliver to Tenant a statement (the "Annual Statement") that: (i) details the actual Operating Expenses for the prior calendar year; (ii) states the total Additional Annual Rent due by Tenant for the prior calendar year; (iii) states the total Monthly Estimated Additional Rent paid by Tenant during the prior calendar year; (iv) states the Monthly Estimated Additional Rent to be paid by Tenant for each month during the remainder of the current calendar year; and (v) states the amount of overpayment or underpayment by Tenant toward Additional Annual Rent for the prior calendar year;

                  3) If the statement reflects that Tenant has overpaid its Additional Annual Rent for the prior calendar year, then Landlord agrees to pay Tenant the difference within 30 days of delivery of the applicable Annual Statement;

                  4) If the statement reflects that Tenant has underpaid its Additional Annual Rent for the prior calendar year, then Tenant agrees to pay Landlord the difference within 30 days of receiving the applicable Annual Statement; and

                  5) Nothing contained in this Section 6 shall be construed at any time so to reduce the monthly installments of Base Annual Rent payable hereunder below the amount set forth in Article 5 of this Lease.

         6.c. Landlord shall maintain records concerning estimated and actual operating costs for thirty-six (36) months following the period covered by the statement or statements furnished Tenant after which Landlord may dispose of such records. Tenant and Tenant's auditors may inspect Landlord's records during Landlord's normal business hours at the office where Landlord maintains its Building Operating Expense records and only upon first furnishing fourteen (14) day advance written notice. Tenant shall, however, be entitled to only one such inspection each calendar year (which may be more than 1 day). No audit shall be conducted at anytime that Tenant is in default of any terms of this Lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of receipt by Tenant.

         6.d. During the course of any audit of the Operating Expenses, Tenant shall pay the amount in dispute. Any audit conducted pursuant to sub-article 6.g. shall be conducted at Tenant's sole cost and expense. If the audit shows that Tenant has made an underpayment, Tenant shall reimburse Landlord for the amount of the underpayment within thirty (30) days following such determination. If the audit shows that Tenant has made an overpayment, Landlord shall reimburse Tenant for the amount of the overpayment within thirty (30) days following such determination, provided, however, that Landlord shall have the right to contest Tenant's audit before any payment obligation shall be due.

7. OTHER RENT. Any monetary obligation owed by Tenant to Landlord pursuant to the terms of this Lease in addition to Annual Base Rent and Annual Additional Rent shall be deemed to be rent and shall hereinafter be referred to as "Other Rent". All Other Rent shall be due and payable by Tenant to Landlord within thirty (30) days of Landlord's invoice for same to Tenant. All past due Other Rent shall bear interest at the highest rate allowed by law (not to exceed prime plus 3) from date which is ten (10) days after its due date until paid in full. Annual Base Rent, Annual Additional Rent and Other Rent may hereinafter sometimes collectively be referred to as "Rent."

8. DEPOSIT. Tenant had deposited with Landlord the sum of NONE-DEPOSIT IS WAIVED Dollars $(00.00) ("Deposit").

9. USE. Tenant may only use the Premises for general office purposes and uses ancillary thereto and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents.

10. COMPLIANCE WITH THE LAW. Subject to any contrary provision of this Lease, Landlord shall be responsible, as regards the Building's common areas, and Tenant shall be responsible, as regards the Premises (other than structural or base building portions thereof), for compliance with and for all of the costs to comply with the Americans With Disabilities Act of 1990, as subsequently amended, and all regulations promulgated thereunder ("ADA"), the City of Oak Ridge Building Codes, the State of Tennessee Accessibility Standards, and all other present and future laws, ordinances, requirements, orders, directives, rules and regulations of federal, state, county and city governments and of all other governmental authorities having or claiming jurisdiction over the Property (the "Laws"). The cost of compliance with the ADA and the Laws shall be borne as follows:

         10.a. The cost of bringing Building common areas into compliance with the ADA and the Laws as of the Commencement Date and at all times during the Term shall be the sole responsibility of Landlord;

         10.b. Landlord hereby warrants that Premises are (i) in compliance with ADA and the Laws (including all building and fire codes) and (ii) fully sprinklered, as of the Commencement Date. Tenant shall, therefore, be responsible throughout the Term, as regards the Premises (which shall include lavatories within the Premises) for the cost of any additional compliance required by the ADA and/or the Laws;

         10.c. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of any notices alleging violation of the ADA or the Laws relating to any portion of the

Building or the Premises, as applicable, any claims made or threatened in writing regarding non-compliance with the ADA or the Laws and relating to any portion of the Building or the Premises, as applicable, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA or the Laws and relating to any portion of the Building or the Premises, as applicable;

         10.d. In its use of the Premises and the remainder of the Building, Tenant shall not violate any of the Laws; and

         10.e. Landlord and Tenant agree to defend, indemnify and hold each other harmless from and against any loss, claims, demands, costs (including attorney fees and disbursements), damages, fines, causes of action or penalties resulting from any violations of the ADA or the Laws in the area or areas for which each party is responsible.

11. ALTERATIONS AND ADDITIONS. During the Term, Tenant may without Landlord's prior consent, make nonstructural improvements, alterations or additions to the Premises (not adversely affecting building systems) through contractors selected by Tenant and acceptable to Landlord. Other alterations shall require Landlord's prior written consent thereto, which consent shall not be unreasonably withheld. Such work shall be done at Tenant's sole cost and expense and in a workmanlike manner with materials and finishes comparable to those then existing in the Premises. Improvements, alterations or additions that shall affect Building electrical, plumbing, mechanical or HVAC systems or the Building's structural components shall be made only with the prior written consent of Landlord, regardless of the cost. Landlord shall assess no "overhead" or "supervision" fee or charge to Tenant in connection with such work performed by Tenant's contractors, except as may be mutually agreed upon between Landlord and Tenant, nor shall Tenant be charged for Building services provided to Tenant's contractors, with the exception of after hours HVAC charges, if such service is required. If Tenant makes any improvements, alterations or additions during the Term, Tenant agrees that:

         11.a. Any contractor or person selected by Tenant to make the improvements, alteration or additions must first be approved in writing by the Landlord.

         11.b. Tenant and its contractors will, prior to commencement of the construction, furnish Landlord with proof satisfactory to Landlord that Tenant and its contractors are in compliance with all insurance requirements of Landlord and all laws, ordinances, rules and regulations of all governmental authorities;

         11.c. Tenant shall discharge by payment, bond or otherwise, any mechanics's and materialman's lien filed against the Property for work, labor, services or materials performed at or furnished to the Premises and Tenant shall do so within fifteen (15) days of the date such lien was filed without demand by Landlord;

         11.d. Tenant will furnish Landlord with proposed plans and copies of all necessary permits prior to commencing construction of such improvements, alterations or additions and with as-builts upon completion of such construction; and

         11.e. Tenant will cause its contractors to work harmoniously with Landlord and Landlord's contractors and to reasonably cooperate with Landlord and Landlord's tenants and their invitees in respect of entering and exiting the Building, and not take any action or fail to take such action as may be inconsistent with routine Building operations.

         Any alteration, additions or improvements to or of the Premises, including, but not limited to, wall coverings, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures installed by Tenant, shall on the expiration of the Term become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. Tenant, at its sole expense, shall promptly repair any damage caused by its removal of movable furniture and trade fixtures and shall promptly restore any Building HVAC, electrical or other system impaired by such removal to good operating order and condition.

12. TENANT REPAIRS. By taking possession of the Premises, subject to the terms and conditions set forth in Article 4.b. of this Lease, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair, subject to latent defects and punch list items. Tenant shall, at Tenant's sole cost and expense, make all repairs necessary to maintain the Premises (other than structural repairs or repairs to base building work) in such condition and state as is consistent with similar premises in first class buildings in the Building's market area, ordinary wear and tear excepted, and shall keep the Premises and fixtures therein in neat and orderly condition, except Tenant shall not be required to make any repairs required of Landlord in Article 13 hereof. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant refuses or neglects to expeditiously complete any such repairs, Landlord may, following notice and reasonable opportunity to cure, make such repairs at the expense of Tenant and Landlord's actual costs shall be collectable as Other Rent.

         Except as specifically provided in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

13. LANDLORD REPAIRS; SERVICES AND UTILITIES.

         13.a. Provided that Tenant is not in default of this Lease, Landlord, without cost to Tenant (except as otherwise provided in Article 6), shall maintain, repair and replace, as necessary, all structural and non-structural portions of the Property, and all service systems for the same, including, without limitation, the plumbing, sprinkler, heating, ventilating and air conditioning systems, Building electrical and mechanical lines and equipment associated therewith, and elevators and boilers, the exterior and interior structure of the Building and all other structures situated on the Property, the interior walls, ceilings, floors and floor coverings of common areas, lighting in common areas, and the exterior improvements to the Property; provided, however, that if the need for such maintenance, repairs or replacements is caused in whole or in part by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, Tenant shall (except as to any items subject to Section 17(a)(2)) pay to Landlord the reasonable cost of such maintenance and repairs as Other Rent. All the aforesaid repairs shall be of quality or class equal to the original work or construction.

         13.b. Provided that Tenant is not in default of the Lease, Landlord shall provide the following services to the Premises, without cost to Tenant (except as otherwise provided herein and in Article 6): (a) janitorial service (per Addendum C) on a schedule and at a level consistent with that for other first class buildings in the Building's market area, (b) HVAC sufficient to provide for comfortable use and occupancy of the Premises in accordance with Exhibit E from 7:00 a.m. to 6:00 p.m. during weekdays, 8:00 a.m. to 1:00 p.m. on Saturdays and (c) electricity (24 hours per day, seven days pre week) for normal lighting and general office machines of a type which require no more than a 110 volt duplex outlet, (excepting that equipment requiring 220 volts which may be limited in quantity due to electrical code specifications). Should Tenant require after-hours HVAC, Tenant will give Landlord notice of such requirement at least one (1) business day prior to such requirement. Tenant will be responsible for the cost of any after hours usage of HVAC at a rate of $25 per hour. Whenever heat generating machines or equipment, other than the general office machines referenced above, are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Tenant to Landlord as Other Rent.

         13.c. Upon notification by Tenant of the need for repairs or the restoration of services, Landlord shall proceed with due diligence to begin to make repairs or to perform maintenance considering the emergency or routine nature of the situation. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the cessation of services or the making of any repairs, alterations or improvements in or to any portion of the Property or the Premises or in or to fixtures, appurtenances and equipment therein, unless the Premises are rendered untenantable in whole or in part for a period of more than three (3) business days. In that event and only in that event, Tenant's sole remedy shall be a proportionate reduction of Annual Base Rent until the services are restored or the repair is made.

         13.d. Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, including, by without limitation thereto, electronic data processing machines and machines using in excess of 220 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may refuse, to the use thereof and Landlord may cause a water meter or electrical current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof, and the cost of all such water and electric current consumed as shown by said meters plus any additional expense incurred in keeping account of the water and electric current so consumed shall be paid for by Tenant as Other Rent. If a separate meter is not installed, such excess cost for such water and electric current will be established using a method mutually acceptable to Landlord and Tenant and paid for by Tenant as Other Rent.

14. LIENS. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.

15. ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet all or any part of the Premises, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof; provided, however, that Tenant may, after first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or sublet the Premises, or part thereof, to an affiliate of Tenant, such as a parent, subsidiary or sister corporation or to another reputable firm (which as to an assignee or a sublessee of the entire Demised Premises shall be) of financial means adequate to pay all Lease related rents, liabilities and costs. Should Tenant assign or sublease all or any portion of the Premises to a merged entity or affiliate, the affiliate or merged entity shall have the same rights as Tenant under the Lease, especially with regard to renewal options, rights of first refusal, and expansion options.

16. HOLD HARMLESS.

         16.a. Tenant shall defend and indemnify Landlord and save Landlord harmless from and against any and all losses, claims, liability, expenses, damages (other than consequential damages), and attorney's fees which, either directly or indirectly, in whole or in part, arise out of or result from the negligence or willful misconduct of Tenant, its agents, contractors or employees.

         16.b. Landlord shall defend and indemnify Tenant and save Tenant harmless from and against any and all losses, claims, liability, expenses, damages (other than consequential damages) and attorney's fees which, either directly or indirectly, in whole or in part, arise out of or result from the negligence or willful misconduct of Landlord, its agents, contractors or employees.

         16.c. Nothing in this Article 16 is intended to require indemnification for any claim for which insurance is required to be maintained under the terms of this Lease. The rights and obligations of Landlord and Tenant under this
Article 16 shall survive the expiration or earlier termination of this Lease.

17. INSURANCE.

         17.a. Tenant shall maintain, at its expense, with an insurer(s) holding a Best Rating of AAA or higher and reasonably acceptable to Landlord:

                  1) Standard Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount not less than One Million Dollars ($1,000,000) per occurrence, Personal Injury, including death and One Million Dollars ($1,000,000) per occurrence, Property Damage Liability, or Five Million Dollars ($5,000,000) combined single limit for Personal Injury and Property Damage Liability. Such policies shall name Landlord as additional insured and extend to any liability of Tenant arising out of the indemnities of Tenant under this Lease and include contractual liability coverage. Such policies shall not be cancelable or subject to reduction without thirty (30) days written notice to the insureds; and

                  2) "All risk" property insurance on Tenant's personal property. This insurance shall include fire and extended coverage perils. Such property insurance policy shall contain appropriate endorsements waiving the insurer's right of subrogation against Landlord; and

                  3) Worker's Compensation and Employer's Liability insurance as required by state law, or if self-insured, Tenant shall indemnify and hold harmless Landlord from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, and obligations (including investigative responses and attorney's fees) arising from acts or omissions which would have been covered by such insurance had Tenant carried same.

                  4) At Tenant's option, Tenant may provide the coverage required above through blanket policies of insurance covering Tenant's other properties or Tenant may self-insure. In the event Tenant elects to self-insure, Tenant shall so advise Landlord in writing and Tenant shall furnish Landlord with copies of Tenant's monthly income statements and balance sheets and Tenant's audited annual income statements and balance sheets within 30 days of preparation of same. If Tenant has elected to self-insure and Landlord, in Landlord's sole and unfettered discretion, is unsatisfied with Tenant's financial condition at any time, Landlord may require Tenant to obtain policies from insurer(s) reasonably acceptable to Landlord providing the coverages required by this Section 17.a. within ten days of Landlord's written notice of such requirement to Tenant. If Tenant fails to obtain such policies within said ten (10) days, Tenant shall be in material breach of this Lease.

         17.b. Tenant shall deliver copies of all of these insurance policies or an appropriate certificate of insurance issued by a reputable supplier of insurance reflecting all the above-required insurance coverage to Landlord prior to the Commencement Date. If Tenant fails to procure and maintain any of these insurance policies, Landlord may, at its option, after notice and Tenant's failure to cure within fifteen (15) days of such notice, procure and maintain same at the expense of Tenant, which expense shall be billed to Tenant as Other Rent.

         17.c. Landlord shall maintain, at its expense except as otherwise provided in Article 6, insurance through such carriers and in such amounts as is required by its mortgagee to be maintained by Landlord. All such property insurance shall contain waivers of subrogation in favor of Tenant.

18. PERSONAL PROPERTY TAXES. Tenant shall pay, before delinquency, any and all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by Landlord, and taxed with the Building. Tenant shall pay to Landlord, as Other Rent, Tenant's share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

19. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations set forth in Addendum B to this Lease, and any reasonable rules and regulations imposed by Landlord during the Term and not inconsistent with this Lease. Landlord reserves the right to make reasonable modifications to said rules, provided such modifications do not conflict with other terms of this Lease. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of other tenants to comply with said rules, but Landlord shall use its best efforts to enforce uniform compliance with such rules by all tenants.

20. HOLDING OVER.

         20.a. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant and the rent payable shall be one hundred and three percent (103%) of the rent payable immediately preceding the termination date of this Lease (but with no inflation of Operating Expenses unless it is a new calendar year and an increase in Operating Expenses is due all tenants), but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during such month to month tenancy.

         20.b. If Tenant, without the consent of Landlord, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, then Tenant shall be a tenant at sufferance only, and shall pay Landlord for each month of such retention one hundred and fifty percent (150%) of the amount of the monthly rent for the last period prior to the date of such termination (but with no inflation of Operating Expenses unless it is a new calendar year and an increase in Operating Expenses is due all tenants) and shall also pay as to any holdover in excess of sixty (60) days all damages sustained by Landlord by reason of such retention. Acceptance by Landlord of such payments after such termination shall not constitute Landlord's consent to such holding over or to a renewal of this Lease. Nothing in this paragraph shall operate as a waiver of Landlord's right of re-entry or any other right of Landlord and Landlord shall be entitled to take all lawful action for Tenant's immediate removal from the Premises.

21. ENTRY BY LANDLORD. Landlord reserves and shall at reasonable times, given prior notice during business hours, have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants within the final 12 months of the Term, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of Rent, provided, however, that prior notice shall not be required in emergencies. Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22. DAMAGE TO PREMISES.

         22.a. If the Property or any portion thereof is damaged by fire or other casualty, then, except as provided below, Landlord shall proceed with due diligence to commence to repair the same at the expense of Landlord. Until such repairs and restoration are substantially completed, the Annual Base Rent and Annual Additional Rent shall be proportionately abated based upon the square footage in the Premises rendered unusable by the fire or casualty to the extent that Tenant is deprived of the use of all or any portion of the Premises as a result of damage to the Premises and/or other portions of the Building, provided, however, that Tenant shall not be entitled to any such abatement if such casualty was caused by intentional or grossly negligent acts of Tenant except to the extent covered by Landlord's rent loss insurance. Landlord shall notify Tenant in writing within thirty (30) days of such damage as to whether the damage is susceptible of substantially complete repair within one hundred eighty (180) days after the occurrence. If such damage to the Building shall not be susceptible of substantially complete repair and restoration within one hundred eighty (180) days after the occurrence of such casualty, and, such damage materially and adversely interferes with the conduct of Tenant's business within any remaining undamaged portion(s) of the Premises, then Tenant may, by written notice to Landlord. terminate this Lease as of the date of occurrence of such damage, provided such notice is given within forty-five (45) days after the date of such casualty. Otherwise, should such damage to the Building not be susceptible of substantially complete repair and restoration within one hundred eighty (180) days, but such damage does not materially and adversely interfere with the conduct of Tenant's business within any remaining undamaged portion(s) of the Premises, Tenant shall not have the right to terminate this Lease so long as Landlord promptly commences and diligently pursues restoration and repair of the Premises (or Building, as relevant) and the above referenced rent abatement shall continue in effect until restoration and repair is substantially completed.

         22.b. If such damage can be repaired within one hundred eighty (180) days from the date of such casualty, and Landlord notifies Tenant in writing within said thirty (30) day period of its intent to repair and restore the Premises, Annual Base Rent and Annual Additional Rent shall be proportionately abated based upon the square footage in the Premises rendered unusable by the fire or casualty during the period of repair and restoration, as set forth above, and this Lease shall not terminate.

         22.c. Notwithstanding the foregoing provisions of this Paragraph 22, in the event that any portion of the Premises or the Building is damaged during the last twelve (12) months of the Term, then Landlord shall have the option to terminate this Lease upon thirty (30) days' prior written notice to Tenant. In the event of the termination of this Lease pursuant to this Paragraph 22, Annual Base Rent and Annual Additional Rent shall be prorated as of the date of such termination.

         22.d. Tenant acknowledges that Landlord need not obtain insurance of any kind on Tenant's furniture, furnishings or any equipment, fixtures, alterations or improvements, or additions installed at Tenant's request, and that it is Tenant's obligation to obtain all such insurance at Tenant's sole cost and expense and that Landlord shall not be obligated to repair any damage thereto or replace same.

         22.e. Landlord and Tenant do each hereby release and discharge the other party and any officer, agent, employee or representative of such party from any liability, regardless of such parties' negligence, for loss or damage to property caused by fire or other casualty for which insurance (containing waiver of subrogation) is required to be carried by the injured party under the terms of this Lease (and for purposes hereof, Landlord's insurance shall provide (or be deemed to provide) coverage not less than that to be carried by Tenant pursuant to the provisions hereof). Landlord and Tenant shall each have included in all polices of commercial property insurance, commercial general liability insurance, and business interruption and other insurance obtained by them covering the Premises and the Building, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured.

23. DEFAULT. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease:

         23.a. Tenant's abandoning the Premises without the continuation of Rent payment as obligated hereunder.

         23.b. Tenant's failing to pay in full any installment of Annual Base Rent or Annual Additional Rent or failing to pay in full Other Rent within ten
(10) days after receiving written notice that the same is overdue.

         23.c. Tenant's failing to observe or perform any other covenant, condition or provision of this Lease to be observed or performed by the Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days is reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) days and thereafter diligently prosecutes such cure to completion.

         23.d. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of a substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged in thirty (30) days.

         23.e. Landlord shall file or have filed against it a petition or case under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State and such case or petition is not discharged within sixty (60) days; the foregoing shall be an event of default and Tenant shall have all rights, powers and remedies available at law or equity.

24. REMEDIES IN DEFAULT. In the event of any material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have reason of such default or breach:

         24.a. Terminate this Lease in writing, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all direct damages incurred by Landlord by reason Tenant's default including, but not limited to, all Rents owed as of the date of termination; the cost of recovering possession of the Premises; that portion of the leasing commission paid by Landlord and build-out expenses incurred by Landlord in connection with this Lease and applicable to the unexpired Term; and all attorney's fees, costs and expenses incurred by Landlord in enforcing its remedies against Tenant.

         24.b. Terminate Tenant's right to possession without terminating this Lease and enter upon and take possession of the Premises by dispossessory suit or otherwise. Tenant shall continue to be liable for all Rent as it becomes due. Landlord may bring actions to collect amounts due from Tenant from time to time on one or more occasions, without the necessity of Landlord's waiting until the expiration of the Term. At any time during the remainder of the Term following the termination of Tenant's right to possession, Landlord may elect to make such alterations, redecorations and repairs as, in Landlord's reasonable judgment, may be necessary to re-let the Premises and Landlord may re-let the Premises or any portion thereof for such term or terms and such rental or rentals as Landlord may reasonably deem advisable. In the event Landlord elects to re-let the Premises or a portion thereof, Landlord shall receive the rent therefore, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Term hereof obtained by Landlord by re-letting. In the event Landlord elects to re-let, Tenant shall be liable for Landlord's reasonable and necessary expenses in redecorating and restoring the Premises and all reasonable and necessary costs incident to such re-letting, including broker's commissions. In no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder. In the event Landlord is unable to re-let the Premises after using reasonable efforts to do so, Tenant shall be liable to Landlord for all Rents which have accrued as of the time of the election plus the present value of all future rentals as of the date of the election. Landlord's election as to whether or not to re-let can only be made in writing and no conduct of Landlord may be construed as the making of that election. Landlord shall use reasonable efforts to mitigate its damages.

         24.c. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decision of the State in which the Premises are located.

25. EMINENT DOMAIN. If twenty-five percent (25%)or more of the Premises shall be taken under the power of eminent domain or conveyed in lieu thereof, then either party shall have the right, at its option, to terminate this Lease at such time by furnishing written notice to the other party. In that event, Landlord shall be entitled to any and all income, rent award, or any interest therein whatsoever which may be paid or made in connection with such taking, except that Tenant shall have the right to claim, in a separate proceeding, a condemnation award for the value of its personal property, and equipment, if any, plus moving and relocation expenses so long as such separate award does not substantially diminish the award payable to Landlord in respect of such taking. If less than twenty-five percent (25%) of the Premises is taken or if neither party elects to terminate as provided above, the rental thereafter to be paid shall be equitably reduced. If any part of the Building other than the Premises is taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award except as above provided.

26. ESTOPPEL CERTIFICATE. Upon not less than fifteen (15) days prior written notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

27. PARKING. Tenant shall at all times during the Term have, without additional charge, the right to park up to 4.5/1000 (s. f. of net rentable area) cars in the Building's parking area. Of these parking spaces allocated to Tenant, Nine
(9) shall be reserved spaces for either Tenant's visitors or employees. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of automobiles in the parking area, so long as such modifications do not conflict with other terms of this Lease, and Tenant will abide by such rules and regulations.

28. AUTHORITY OF PARTIES. Each individual executing this Lease on behalf of a corporation or partnership warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity; that if such entity is a corporation, his/her execution of this Lease in its behalf is in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation; and that this Lease is binding upon said entity in accordance with its terms.

29. LANDLORD'S LIMITED LIABILITY. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building for satisfaction of Tenant's remedies. In no event shall any partner of Landlord, nor any joint venturer or partner in Landlord, nor any officer, director or shareholder of Landlord be personally liable with respect to any of the provisions of this Lease.

30. LANDLORD'S LIEN. Landlord waives any contractual lien for rent, but retains its statutory lien for rent.

31. HAZARDOUS MATERIALS.

         32.a. "Toxic or Hazardous Substances" shall be interpreted to mean any material or substance that is defined or classified under federal, state or local laws as:

                  1) A "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601(14), Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as now or hereafter amended;

                  2) A "hazardous waste" pursuant to Section 1004 or Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903, 42 U.S.C. Section 6921, as now or hereafter amended;

                  3) A "toxic pollutant" pursuant to Section 37(1)(a) of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317(1)(a); and

                  4) "Toxic or Hazardous Substances" pursuant to regulations promulgated now or hereafter under the aforementioned laws.

         32.b. Tenant hereby agrees that (i) Tenant will conduct no activity on the Premises that will produce any Toxic or Hazardous Substance, nor cause there to be stored any Toxic or Hazardous Substance, except for such activities involving the use of office products and supplies routinely utilized in office operations ("Permitted Activities"), provided said Permitted Activities are conducted in accordance with all environmental laws; (ii) Tenant will not install any underground or aboveground tank of any type on the Property; (iii) Tenant will not permit any Toxic or Hazardous Substances to be brought onto the Premises, except in accordance with the terms and conditions hereof and, if so brought thereon, the same shall be immediately removed and properly disposed and all required cleanup procedures shall be diligently undertaken pursuant to all environmental laws; and (iv) Tenant shall in all regards comply with environmental laws. Prior to any Toxic and Hazardous Substance being brought upon or into the Premises, whether Landlord's written permission is required or not, Tenant will provide to Landlord any applicable material safety data sheets regarding said Toxic or Hazardous Substance as well as a written description of the amount of such Toxic or Hazardous Substance to be brought upon or into the Premises and the common and recognized chemical name of such Toxic or Hazardous Substance. Tenant shall bear responsibility for insuring that all record-keeping, reporting and remediation responsibilities of Tenant under applicable environmental laws are met, and Tenant assumes all such responsibility and liability for such legal compliance. Landlord or Landlord's representative shall have the right, but not the obligation, to enter the Premises for, among other purposes, the purposes of inspecting the storage, use and disposal of any Hazardous Substances and to review compliance with all environmental laws. Should it be determined, in Landlord's reasonable but sole discretion, that any Toxic or Hazardous Substances are being improperly stored, used or disposed of by Tenant, then Tenant shall immediately take such corrective action as required by applicable environmental laws. Tenant will provide Landlord written notification of the release or disposal of any Toxic or Hazardous Substance either within the Premises or outside of Tenant's Premises and will also provide Landlord written notice of any pending or threatened litigation concerning the breach or purported breach of any environmental laws with respect thereto. If, at any time during or after the term of the Lease, the Premises are found to be contaminated by Toxic or Hazardous Substances as a result of Tenant's negligence, in whole or in part, or the use of the Premises or any Toxic or Hazardous Substances by Tenant or any of Tenant's agents or employees, assigns or subtenants, Tenant shall diligently institute proper and thorough cleanup procedures in accordance with environmental laws at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, response costs, cleanup costs, and obligations (including investigative responses and attorney's fees) so caused during Tenant's occupancy of the Premises. The foregoing indemnification and the responsibilities of Tenant shall apply to Tenant regardless of whether they arise from any Permitted Activity or from any Toxic or Hazardous Substances, the use of which Landlord approved, and shall survive the termination or expiration of this Lease. Landlord shall be under no obligation to expend any sums or to seek reimbursement to enforce the indemnification obligations of Tenant hereunder.

         32.c. Landlord represents that the Property and its existing uses, and to the best of Landlord's knowledge after due investigation, its prior uses, comply with and Landlord is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Property and the conduct of the business related thereto, any applicable federal, state, county, regional or local statutes, laws regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including, without limitation, Toxic or Hazardous Materials, as defined in Subsection 32.a. above) collectively "Environmental Laws". Landlord shall, at its own expense, promptly observe and comply with all present and future Environmental Laws, including without limitation, the Clean Air Act Amendments of 1990 and any regulations (as amended) and all regulations or standard as are or may be promulgated thereunder. Without limiting the generality of the foregoing, Landlord represents that Landlord, its agents, contractors and employees (1) have operated the Property and have at all times received, handled, used, stored, treated, transported and disposed of any and all Toxic or Hazardous Materials in strict compliance with all Environmental Laws, and (ii) have removed (or will remove prior to the Commencement Date) from the Property all Toxic or Hazardous Materials. Landlord represents that there is no fact pertaining to the physical condition of the Property which (i) materially and adversely affects or materially and adversely will affect the Property, or the use enjoyment or value thereof, or Landlord's ability to perform the obligations contained in this Lease, and (ii) which Landlord has not disclosed to Tenant in writing prior to the date of this Lease. Landlord represents that it has received no notices of any violation or claimed violation of any of the matters referred to in Section 32 or of any pending or contemplated investigation, lawsuit or other action relating thereto. The representations contained in this Section 32 shall survive the expiration or earlier termination date of this Lease. Landlord represents and warrants that, to the best of its knowledge, there are no Toxic or Hazardous Substances (including but not limited to asbestos) in the Premises or the Building. Landlord will indemnify and defend Tenant against all claims relating to the existence or discharge of Toxic or Hazardous Substances within the Building or on the Premises, except to the extent that Tenant is responsible for the existence or discharge thereof.

32. GENERAL PROVISIONS.

         (i) PLATS AND RIDERS. Clauses, plats and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

         (ii) WAIVER. The waiver by either party of any term, covenant or condition herein contained shall not be deemed a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such Rent.

         (iii) NOTICES. All notices by Landlord to Tenant shall be sent to Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices by Tenant to Landlord shall be sent to Landlord at the address specified in Article 1, above, or to such other place as Landlord may from time to time designate in a notice to Tenant. Notices shall be in writing, sent by hand delivery by the party giving the notice, by a reputable private carrier or mailed by U.S. Certified Mail, Return Receipt Requested, postage prepaid. All notices shall be deemed effective upon receipt or upon refusal to accept delivery.

         (iv) JOINT OBLIGATION. If there is more than one Tenant the obligations hereunder imposed upon Tenants shall be joint and several.

         (v) MARGINAL HEADINGS. The marginal headings and titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         (vi) TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         (vii) SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         (viii) RECORDATION. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

         (ix) QUIET POSSESSION. Landlord represents that it is the Fee Simple owner of the Property and has full right and authority to make this Lease. Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all the provisions of this Lease.

         (x) LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage of trust deed covering the Premises. Accordingly, if any installment of Rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after written notice that said amount is past due, then Tenant shall pay a late charge to Landlord of five cents ($.05) for each dollar ($1.00) of each installment of Annual Base Rent that is due, or the maximum amount allowed by law, whichever is less. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         (xi) PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

         (xii) INABILITY TO PERFORM/FORCE MAJEURE. This Lease and the obligations of the parties hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of acts of God, or any other cause beyond the reasonable control of the party.

         (xiii) ATTORNEY'S FEES. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all reasonable costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable.

         (xiv) SALE OF PREMISES BY LANDLORD. In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligation of the Landlord under this Lease.

         (xv) SUBORDINATION, ATTORNMENT. Upon request of Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any first mortgage, or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to advances made or hereafter to be made upon the security thereof, conditioned, however, upon the nondisturbance of Tenant's use and possession of the Premises and recognition of all of its rights hereunder so long as Tenant performs its covenants and obligations under this Lease.

         In the event any proceeding is brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

         (xvi) NAME. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by Tenant in the Premises without the prior written permission of Landlord. In addition, Landlord shall not use Tenant's name for any purposes other than that as required on the Building directory, signage or Landlord's files, without prior written permission of Tenant.

         (xvii) SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

         (xviii) CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         (xix) CHOICE OF LAW. This Lease shall be governed by the laws of the State in which the Premises are located.

         (xx) SIGNS AND AUCTIONS. Tenant shall not place any sign upon the Property, Building or Premises or conduct any auction thereon without Landlord's prior written consent. However, Landlord will allow the placement of Tenant logo/signage on the wall within the Premises and said logo/signage may be visible from the common hallway or outside the Premises. Landlord, at its sole cost and expense, shall provide Tenant with building standard signage on the monument sign located in front of the entrance to Oak Ridge Technical Center I. Landlord shall not permit a competitor to place its name on the exterior of the Building facia. Tenant may in addition, place a sign which refers to its trade name on the exterior of the Building near the main entrance as designated by Landlord ("Initial Exterior Sign") provided Landlord gives its written approval prior to installation, such approval not to be unreasonably withheld, conditioned or delayed. Such sign shall conform to all zoning regulations, and be properly maintained at Tenant's expense. Tenant shall install the sign, at its sole cost and expense. If any governmental authority fails to approve the Initial Exterior Sign, or, if for any other reason, Tenant is prohibited from installing the Initial Exterior Sign, the Initial Exterior Sign may be modified by Tenant to the extent necessary to install the sign, subject to Landlord's reasonable approval. Tenant shall remove all such signage, at Tenant's sole cost and expense, within thirty days following expiration of this Lease. Tenant shall be solely responsible for any and all damages caused by the installation and removal of all signage.

         (xxi) KEYS. Landlord shall furnish Tenant, free of charge, with two (2) keys for each corridor door entering the Premises, and twenty-five (25) card keys for access to the building after hours. Any additional keys and/or cardkeys will be furnished at a charge by Landlord equal to its cost plus fifteen percent (15%) on an order signed by Tenant or Tenant's authorized representative. All such keys and cardkeys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises other than those approved by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys and cardkeys to the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, left in the Premises.

         (xxii) GRAPHICS. Landlord shall provide and install all letters or numerals on the entry door of the Premises. All such letters and numerals shall be in the Building's standard graphics. Only Building standard graphics may be used in any public area or openings on to public areas.

         (xxiii) LANDLORD'S CONSENT. Wherever Landlord's consent is required, it shall not be unreasonably withheld unless expressly provided otherwise herein.

33. SATELLITE ANTENNA. Tenant shall have the right, at its sole cost, expense and liability, to install and operate a satellite antenna dish and cables thereto on the roof of the Oak Ridge Technical Center One Building at no additional charge. The satellite dish shall be approximately 30" in diameter and shall be mounted in a non-penetrating manner under Landlord's supervision. Tenant shall be totally responsible for the costs associated with the installation, all maintenance required, and removal of the satellite dish. Tenant will be responsible for any and all repairs caused by damage to the roof from such installation.

34. SECURITY CAMERAS. Tenant shall have the right to erect a pole(s) similar to the pole currently installed at Oak Ridge Technical Center IV (1009 Commerce park Drive) for the purpose of mounting and testing its security cameras. Tenant shall bear all costs associated with the installation, maintenance and removal of the pole(s) including, but not limited to, damage done to the property, such as irrigation or landscape repair. Tenant shall coordinate with Cowperwood Maintenance a suitable location for such installation. Internet Pictures Corporation (IPIX) employees shall have access to the pole and cameras 24 hours a day, 7 days a week in order to properly test their equipment.

35. NON-DISTURBANCE. Tenant, at no cost to Tenant, shall receive a subordination, non-disturbance and attornment agreement from present or future mortgage holders or holders of other superior interest, if any. A copy of the subordination, non-disturbance and attornment agreement that Landlord's lender will agree to sign shall be provided to Tenant prior to lease execution.4

36. BROKERS. Each party represents to the other that (i) it has not dealt with any broker, agent or other intermediary who is or may be entitled to be paid a broker commission or finder's fee in connection with this Lease, except for N/A ('Landlord's Broker") and Holrob Commercial Realty, LLC in cooperation with Trammell Crow Services, Inc. ("Tenant's Broker"); and (ii) there are no claims for brokerage commissions or finder's fees in connection with this Lease, except as to Landlord's Broker and Tenant's Broker. Landlord acknowledges that any commission or finder's fee due to the Landlord's Broker and the Tenant's Broker in connection with this Lease shall be the sole obligation of Landlord. Each party agrees to indemnify the other and hold it harmless from all liabilities arising from breach of the representations stated above. The representations and obligations contained in this Article 34 shall survive the termination of this Lease.

38. RIGHT OF FIRST REFUSAL. Tenant shall have the right of first refusal to lease any and all rentable area in the Building (the "Option Space"). Prior to entering into a lease of the Option Space, Landlord shall give Tenant written notice of all the terms and conditions of a bona fide third party offer ("Offered Terms") Landlord has received for all or any portion of the Option Space from a tenant acceptable to Landlord. Tenant may exercise such right only as to all of the Option Space designated in the Landlord's notice and (except as set forth below) all of the Offered Terms, and not to merely a part of such Option Space or a part of such Offered Terms. Tenant shall have ten (10) business days in which to provide Landlord with written notice of its election to exercise such right. If Tenant does not give Landlord written notice of its election to lease such Option Space within the ten (10) business day period, Landlord shall thereafter be free, for a period of one hundred eighty (180) days, to lease such Option Space to the bona fide third party on the Offered Terms. Except as herein set forth, Tenant's rights of first refusal shall continue in full force and effect as to any and all Option Space. Notwithstanding the foregoing, (x) if the Offered Terms are for a Lease Term not co-terminous with the expiration date of the Lease, Tenant's right of first refusal shall be for a term co-terminous with the Lease (and in that event the concession package set forth in the bona fide third party offer shall be increased or decreased pro rata based on the extent to which the Offered Terms provide for a term that exceeds or precedes the expiration date of the then current Lease Term, and (y) in no event shall Tenant be obligated to post any security deposit, whether or not any such deposit is part of the Offered Terms.

39. LEASE ADDENDUMS, AMENDMENTS, EXHIBITS. The following documents are attached hereto and made a part of this Lease:

         Addendum A - Improvement of Premises
         Addendum B - Rules and Regulations
         Addendum C - Janitorial Specifications
         Exhibit A - Final Floor Plan
         Exhibit B - Final Reflected Ceiling Plan
         Exhibit C - Final Tenant Improvements General Specifications Exhibit D - Legal Description of Land

         Exhibit E - Specifications for HVAC Service


The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

LANDLORD: OAK RIDGE TECHNICAL CENTER PARTNERS, ONE L.P.

ADDRESS: C/O COWPERWOOD COMPANY                 BY:    /s/ Jacquelin Schlather
         -----------------------------------           -------------------------
         245 COMMERCE GREEN BLVD., SUITE 140    TITLE: Sr. V.P. - Cowperwood Co.
         -----------------------------------           -------------------------
         SUGAR LAND, TEXAS 77478                DATE:
         -----------------------------------           -------------------------



TENANT: IPIX CORPORATION

ADDRESS:                                        BY:    /s/ Clara M. Conti
         -----------------------------------           -------------------------
                                                TITLE:  CEO
         -----------------------------------           -------------------------
                                                DATE:   1-28-05
         -----------------------------------           -------------------------

                           LEASE AGREEMENT -ADDENDUM A
                             IMPROVEMENT OF PREMISES


To Lease dated December 15, 2004 between Landlord: Oak Ridge Technical Center Partners-One, LP, & Tenant: IPIX Corporation.

1. Landlord shall furnish and install within the Premises the tenant improvements described in the attached Exhibits A, B and C. Landlord will provide Tenant with a turnkey build-out of the Premises in accordance with the Final Floor Plan attached hereto as Exhibit A, the Final Reflected Ceiling Plan attached hereto as Exhibit B and the Final Tenant Improvements General Specifications attached hereto as Exhibit C.

2. All work not within the scope of the normal construction trades employed on the Building shall be installed by the Tenant or at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord's contractor and conduct its work in such a manner as to maintain harmonious labor relations and not as to unreasonably interfere with or delay the work of Landlord's contractor. All said work and labor to be performed by Tenant shall be subject to the administrative supervision of the Landlord's general contractor (but at no expense to Tenant for such administrative service.)

3. Landlord shall give to Tenant and Tenant's contractors and subcontractors access and entry to the Premises, reasonable use of the Building facilities (including loading platforms, lifts, temporary power, facilities for storage and protection of materials and all other facilities available to subcontractors of Landlord's general contractor to the same extent and upon the same terms and conditions as such facilities are available for the use of subcontractors of the Landlord's general contractor) in order to allow the Tenant to adapt the Premises for Tenant's use.

4. Landlord and Tenant agree the first $642,060.00 in aggregate costs (including Landlord's markup of 10% for overhead and profit) shall be borne solely by Landlord. Should the aggregate costs (including Landlord's markup of 10% for overhead and profit) exceed $642,060.00, then Tenant shall have the option to either (a) pay the excess amount within thirty (30) days of receiving an invoice for the excess amount (along with a detailed statement showing the breakdown of the excess amount) or (b) amortize the excess amount, in which case, the excess amount shall be charged solely to Tenant in equal monthly amounts, amortized over the five-year lease term at a 6.5% interest rate. If the excess amount is amortized over the five-year lease term, then the excess amount shall be included as part of the Tenant Improvement Costs cost for purposes of determining the early termination fee set forth in Article 3.e.

5. Tenant shall in no event be allowed to install plumbing, mechanical work, or electrical wiring or fixtures without the prior written approval of Landlord.

6. Tenant agrees that in the event Tenant or its agents cause any delay in Landlord's completion of the Premises, thereby delaying Tenant's occupancy of the Premises beyond the Commencement Date of this Lease as set forth herein, then the Landlord may at its option require the Tenant to commence payment of rental on the stated Commencement Date as specified herein in Section 3 of the Lease hereto (or, if later, the date the work would have been substantially completed, but for Tenant's delay).

7. Should Tenant exercise its OPTION TO RENEW, upon renewal, Tenant shall receive a Tenant Improvement Allowance (TI Allowance) equal to the same TI Allowance given to new tenants that have recently leased second generation space in Commerce Park, Oak Ridge, TN. In no event will the TI Allowance be less than $4.00 per rentable square foot.

                          LEASE AGREEMENT - ADDENDUM B
                              RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

    All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by the Landlord.

    Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sun screen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises without first getting Landlord's permission, which shall not unreasonably be withheld.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. No furniture, freight or equipment of any kind, other than occasional deliveries, shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

8. No cooking, other than that done in a microwave, shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord, which consent shall not be unreasonably withheld. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or shall in any manner do or act in violation of any rules or regulations of the Building.

13. Tenant may maintain vending machines in Tenant's Premises for the exclusive use of Tenant's employees. Such equipment will be the sole responsibility of Tenant.

14. Landlord shall have the right, given reasonable notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part, except as otherwise provided herein.

15. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent the same.

16. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

17. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

18. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

19. Tenant agrees that it shall not without Landlord's prior written consent permit any person, firm or corporation to perform any cleaning, maintenance or related services in the Premises other than the person, firm or corporation authorized by the Landlord to perform such services in the Building.

20. Tenant shall be allowed to install and maintain its own security system for the Premises, which may include establishing limited access to areas within the Premises that are reasonably acceptable to Landlord. At its sole option, Tenant may remove any security, telephone, or computer system or any portion thereof (the "Systems") installed on behalf of Tenant, provided that Tenant repairs any damage caused by such removal and restores the affected portion of the Premises to a usable condition, reasonable wear and tear excepted. In no event, however, shall Tenant be required to remove any portion of the Systems, (including without limitation, any cabling) installed in any floor, wall, partition, ceiling or under any floor covering, though if Tenant removes any portion it must remove it all.



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


                          LEASE AGREEMENT - ADDENDUM C
                            JANITORIAL SPECIFICATIONS


AREAS SERVICED:  All office space, restrooms, and public areas.

FREQUENCY:       General cleaning on a five (5) night per week basis. Other work will be performed on a weekly, monthly, quarterly and yearly schedule.

NIGHTLY SERVICES: OFFICES

                 1. Empty waste receptacles.
                 2. Horizontal dusting of office furniture no higher than 5 feet.
                 3. Remove film, smudges, stains and markings removable with a mild detergent from top of office furniture.
                 4. Wash main entrance door glass to suites to remove
                    fingerprints, smudges, and outside splashing.
                 5. Clean and return main entrance mats to proper locations.
                 6. Dust mop, and damp mop if necessary, all hard surfaces.
                 7. Wipe clean telephones.
                 8. Vacuum all carpeted surfaces.

                 RESTROOMS

                 1. Empty waste receptacles.
                 2. Fill toilet tissue, hand soap and towel dispensers.
                 3. Fill sanitary napkin dispensers at customer's request.
                 4. Clean all mirrors, bright metal work, fixtures, towel, paper and sanitary napkin dispensers.
                 5. Spot remove fingerprints, smudges and all marks from
                    partitions and doors, removable by a mild detergent.
                 6. Dust tops of restroom stalls.
                 7. Wash and disinfect all basins, bowls, and urinals.
                 8. Sweep and mop all restroom floors.

                 PUBLIC AREAS

                 1. Vacuum corridors.
                 2. Dust mop and buff lobbies.
                 3. Clean elevators (if any) including tracks.
                 4. Empty debris from sand urns, smooth sand and replace when necessary.
                 5. Wash clean all water coolers and fountains.
                 6. Police immediate area of outside lobby entrance.
                 7. Dust mop, damp mop and buff main lobby entrance.
                 8. Clean entrance doors to main lobby and immediate glass
                    panels on each side of doors from top to bottom.
                 9. Keep all lobbies and corridors free of cobwebs.
                 10. Keep wall in main lobby dusted and free of fingerprints, smudges and all marks.

WEEKLY SERVICES:  OFFICES

                  1. All vertical dusting of office furniture.
                  2. Low dusting of furniture legs, baseboards, and top of
                     office furniture beyond 5 feet.
                  3. High dusting of picture frames and top of office furniture beyond 5 feet.
                  4. Brush all fabric chairs.
                  5. Spot remove stains on carpet using the bonnet system.
                  6. Buff hard surface floors.
                  7. Polish desk tops at tenant's request (tenant must
                     remove all papers and articles from the desk top.

                  PUBLIC AREAS

                  1. Spot remove stains on the carpet using the bonnet system.
                  2. Keep lobby walls dusted and free of fingerprints, smudges, and all marks removable by a mild detergent.
                  3. Keep corridor walls free of cobwebs.

MONTHLY SERVICE:  PUBLIC AREAS

                  1. Wax terrazzo floor on main lobby.
                  2. Wax any hard surface floors in all lobbies.
                  3. Wash down glass along corridors.
                  4. Wash down and remove marks from all corridor doors.

QUARTERLY SERVICE: RESTROOMS

                  1. Scrub floors.
                  2. Wash down ceramic and vinyl walls from ceiling to floor.

                  PUBLIC AREAS

                  1. Shampoo all carpets in corridors using the bonnet system.
                  2. Wipe down light fixtures in corridors.

                  OFFICES

                  1. Dust blinds.
                  2. High dusting of air vents.

ANNUAL SERVICE:

                  LOBBY FLOORS

                  Completely strip and re-wax first floor lobby & elevator lobby terrazzo floor.

                  WINDOWS

                  Clean exterior and interior windows.

                           LEASE AGREEMENT - EXHIBIT A
                                FINAL FLOOR PLAN

                                (To Be Attached)

                           LEASE AGREEMENT - EXHIBIT B
                          FINAL REFLECTED CEILING PLAN

                                (To Be Attached)

                           LEASE AGREEMENT - EXHIBIT C
                FINAL TENANT IMPROVEMENTS GENERAL SPECIFICATIONS


DIVISION 1 (General Requirements)-Not used

DIVISION 2 (Site Work)--

      1. Landlord will install new plants, shrubs, etc. to help enhance the landscaping as well as draw attention to Tenant's main entrances. Landlord will also plant a hedge between the parking lot for Tech Center I and the next building down the hill in order to help hide the roof of the adjacent building. Landlord shall provide a plan showing landscaping improvements for the Tenant's reasonable approval. For planning purposes, Landlord shall coordinate with Tenant's designer.

      2. Landlord will install two new sections of concrete patio to match the existing on the north (or upper side) of the building, adjacent to the Employee Entrance These sections shall be approximately 4'-O" x 17'-O" and 10'-0" x 17'-O". Joint lines shall align with surrounding existing sidewalk sections tenant architect shall direct locations of the two sections in the field.

      3. Landlord shall install a public-style, in-ground, bicycle rack with a capacity of approximately 15 bicycles; location to be mutually agreed upon by Landlord and Tenant's designer.

DIVISION 3 (Concrete) --

      1.  Refer to Item 2, Division 2 above.

DIVISION 4 (Masonry) -- Not used

DIVISION 5 (Metals) -- Not used

DIVISION 6 (Wood & Plastics)--

     1. Wood base, nominal 3/4" x 4" with eased edges and beveled at door frames, shall be installed in Reception, both Lobbies, Central Corridor including Kitchen and Break Room, and Main Conference, Training Room, Engineer Conference and Small Conference Room that open off Central Corridor.

     2. Landlord shall provide new millwork based on the Floor Plan in the Kitchen (bar area) and a base cabinet with drawers arid countertop, approximately 4'-O" wide in Shipping. New millwork shall be plastic laminate with colors selected by Tenant's designer.

     3.  Landlord shall provide new millwork for mail slots as shown on Floor
         Plan.

     4. Landlord shall provide new millwork for display case as shown on Floor Plan.

DIVISION 7 (Thermal & Moisture Protection) --

         Include Sound Attenuation Blanket in walls surrounding the Large and Medium Conference Rooms, the three executive offices (Rosmus, Ortiz and Cruz), the

          Hardware lest Lab, between the Break Room and adjacent office, and the Server Room.

DIVISION 8 (Doors & Windows) --

          1. Door Types are as follows. Types are keyed for each door on the Floor Plan (Exhibit A). All doors are to match the existing stock in finish and size with any differences noted below Doors may be new or retrofitted existing stock as described below but if existing shall be free of blemishes, chips, etc. Existing black anodized frames are acceptable but shall be free of blemishes, chips, etc.

                 Type A:  Door with full-light tempered glass panel; no lock.

                 Type B: Solid door with 18" wide x door height tempered glass sidelight with 1 metal blind, color to be selected by Tenant with lockset, key side on corridor.

                 Type C: Solid door, with lockset, key side on corridor, or Training Room or Small Conference as it applies.

                 Type D: Existing door to remain in place, clean and touch-up as required to make free of blemishes; hardware to match new.

                 Type E: Solid door with electronic strike for prox/keypad reader by Tenant.

                 Type F:  Solid door with privacy lockset.

                 Type G: Existing exterior doors to be cleaned, touched up, refitted with weather striping as needed; door to receive electronic strike for Tenant's prox/keypad reader.

                 Type H:  Solid door; no lock.

          2. New door Frames shall match the existing.

          3. Hardware shall be lever, commercial grade, brushed stainless.

          4. Interior glass sidelights are as noted in Item 1, Type B, above and on the Floor Plan.

DIVISION 9 (Finishes)--

         Walls shall be painted 5/8" gypsum unless noted otherwise.

         2. Kitchen/Break area flooring shall be 12" x 12" ceramic tile in three colors. Pattern and selections shall be provided by Tenant designer. Transition strip between tile and adjacent carpet shall be metal strip equal to a Schluter Systems.

         3. Ceilings:

                 A. Ceilings in open office areas, private offices, labs, storage rooms and restrooms shall be existing 2' x 2' tegular edge acoustic ceiling tile with existing grid with any discolored, chipped, broken or otherwise marred tile or grid either repaired or replaced.

                 B. Ceilings in the main corridor, break room and kitchen and the conference or training rooms that open off the main corridor shall be a high performance 2' x 2' tegular edge high performance ceiling tile such as USG's Optima or equal with new grid to match existing.

          4. Carpet shall average $22 / yard installed and shall be used everywhere unless otherwise noted in this section. Selections shall be made by Tenant's designer.

          5.  Base shall be as follows:

                 A. Carpet base shall be installed in the common areas and open office areas.

                 B. 4" high vinyl cove base shall be installed in private offices, storage rooms, labs and anywhere not otherwise covered in this section.

                 C.  Refer to Division 6 above.

          6. Finish flooring in Security Inventory, InfoMedia Inventory, Software Test Lab, Software Test Storage, and InfoMedia Storage shall be VCT. Finish flooring in Hardware Test Lab and Optics Labs shall be anti-static VCT.

          7. All walls shall be painted with at least two coats of good quality interior paint in an eggshell finish unless noted otherwise.

          8. Walls in the Reception, Large and Medium Conference Rooms shall be covered in good quality vinyl wall covering at $10/square yard.

          9. Walls in the Kitchen shall be covered in vinyl wall covering at $7/square yard.

          10. Existing restrooms shall receive new ceramic tile flooring and base in no more than two colors, new vinyl wall covering with a $7/square yard allowance and new plastic laminate counter tops; colors and patterns to be determined by Tenant designer.

          11. Shower room walls and floors shall be ceramic tile throughout including a ceramic tile covered bench, 18 high as shown on Floor Plan in each room.

          12. Landlord shall paint exterior door frames to match the existing color.

 DIVISION 10 (Specialties) --

          1. Provide and install one foot (1'-0") high access flooring in the Server Room.

          2.  Signage shall be as directed by Building Manager.

          3. Include semi-recessed Fire Extinguisher Cabinets as required by code.

 DIVISION 11 (Equipment)

          1. Landlord shall move and install Tenant's existing kitchen appliances and millwork as shown on plans. Any new appliances shall be provided by the Tenant.

          2. Landlord shall move and install Tenant's existing Main Conference Room millwork, including the rear projection screen and trim as shown on plans.

          3. Landlord shall move and install Tenant's existing Meco Shades and Draperies and associated hardware to locations in the new offices as directed by Tenant designer.

          4. Landlord shall provide two ceiling mounted, automatically retractable projection screens in northwestern Conference Room and the Engineering Conference Room.

          5. Landlord shall provide a rear project screen equivalent to the one in the Tenant's existing Main Conference Room in the Training Room.

 DIVISION 12 (Furnishings) --

          1. Building standard window treatments are to be provided by Landlord.

 DIVISION 13 (Special Construction) -- Not used.

 DIVISION 14 (Conveying Systems)-- Not used.

 DIVISION 15 (Mechanical) --

          1. HVAC zoning shall be constructed so that the following rooms have individual thermostat control each lab, each conference room, and the three largest executive offices Other areas shall be constructed to meet best practice.

          2. The Server Room shall be equipped with a dedicated Liebert Challenger 3-ton HVAC unit. The model number is BFO42A-CAEI. Required options are the Network Interface Card, Dual Float Condensate Pump, 12" floor stand and NFORM Liebert monitor software (part number: NFORM).

          3. The Server Room shall be equipped with a Surge Suppressor for the Emergency Panel, model number S10016120YANSE.

          4. The Electric/UPS room shall be equipped with the Landlord's existing Liebert DataMate 1-ton HVAC unit.

 DIVISION 16 (Electrical) --

          1. Each workstation and office shall be equipped with a data port with four (4) CAT-Se cables, Cables shall be fed from the ceiling plenum through fin walls constructed of steel studs and gypsum board strategically placed to feed the systems furniture. Locations are shown on Floor Plan.

          2. Each workstation and office shall be equipped with four (4) electrical outlets; with one circuit reserved for computer equipment. Electrical lines shall be fed from the ceiling plenum through fin walls constructed of steel studs and gypsum board strategically placed to feed the systems furniture. Locations are shown on Floor Plan.

         3. Floor slab core drills for power and data will be required below the conference tables in the Large and Medium Conference Rooms. Locations are shown on Floor Plan.

         4. Other electrical distribution shall be as required by code and best practice. Locations are as shown on Floor Plan.

         5. Overhead lighting shall be indirect recessed fluorescent "bat-wing" style fixtures similar to Lightolier Avanti fixtures. Individual bulbs in the same fixture (where feasible) or the entire fixtures shall be wired and switched so that only one-third, two-thirds or all of the light fixtures can be operated in the same area Landlord's suggestion that the fixtures be equipped with a "controllable" ballast with remote control is acceptable as long as it meets the intention of giving the occupants control over light levels.

         6. Incandescent recessed light fixtures shall be provided as shown on Reflected Ceiling Plan.

         7. No more than five duplex outlets shall be installed on any one electrical circuit.

         8. Provide and install a 20k VA UPS for the Server Room. This will be a 20k VA Liebert NX UPS (model 38SAO2OCOCFJ).

         9.   Critical Panel in the Server Room shall be 42 pole.

         10. The Server Room shall be equipped with a Surge Suppressor for the Emergency Panel, model number SIOO16I2OYANSE.

         11. Landlord shall provide specialty lighting as shown on the Reflected Ceiling Plan. Landlord has provided a $20,000 allowance in the Tenant's build-out cost Specialty lighting shall be ConTech Lighting's Magellan Series with CRS 129-S heads with the CRS-SP 130 Frosted White Glass Ring with Clips or equal. If substitution made, Landlord is to review with Tenant's designer.

         12. Landlord shall provide for additional exterior lighting at the Main and Employee's Entrances New lighting is needed to increase the foot-candles and is not intended to be decorative, Tenant's designer will coordinate with Landlord.

                           LEASE AGREEMENT - EXHIBIT D
                                LAND DESCRIPTION


The land upon which the Building sits, and for which Tenant pays its pro rata share of any "Operating Expenses" associated with such is hereby defined as:

Tract 10.01 of Commerce Park, Oak Ridge, Tennessee, consisting of 5.34 acres and further described by the following:

Beginning at an iron pin in the west R.O.W. of Commerce Park Drive east of said property, being also the southeast corner of Parcel 6.

Thence, S 15 degree 09'16" W 322.47" with said R.O.W. to an iron pin.

Thence, an arc distance of 151.82' with a radius of 741.2' to an iron pin; with a chord S 9 degree 17'12" W 151.55'.

Thence, S 3 degree 25'13" W 39.36' with said R.O.W. to an iron pin; being also the northeast corner of Tract 10.01.

Thence, N 85 degree 10'55" W 433.39' to an iron pin; being also the southeast corner of Tract 10.01.

Thence N 1 degree 51'43" E 481.69' to an iron pin; being also the southeast corner of Tract 10.01.

Thence S 88 degree 08'24" E 527.63' to point of beginning.

Containing 5.34 acres more or less.

                           LEASE AGREEMENT - EXHIBIT E
                         SPECIFICATIONS FOR HVAC SERVICE

         The Base Building HVAC has the capability to provide a thermal environment to satisfy the following conditions:

                  Summer: Maintain room conditions not in excess of 76 degrees Fahrenheit dry bulb and 50% relative humidity when the coincident outside conditions do not exceed 95 degrees Fahrenheit dry bulb and 78 degrees Fahrenheit wet bulb.

                  Winter: Maintain room conditions of not less than 70 degrees Fahrenheit dry bulb when the outside temperature is not less than 15 degrees Fahrenheit dry bulb.

                  The above conditions shall be maintained, based upon the following:

                  (A) Mecho shades or mini blinds fully lowered (mini blind
                      slats at 45(Degree) angle), at peak sun load.

                  (B) Electrical load (combined lighting and equipment) of seven watts per square foot.

                  (C) People load of one person per 150 square feet.

         Base Building design is for outside air of 0.14 cfm per square foot, which is per code.